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                                                                  EXHIBIT 4(c)

                                TRUST AGREEMENT


                 This TRUST AGREEMENT, dated as of June 28, 1996, among (i) Texas Instruments Incorporated, a Delaware corporation, as "Depositor"; (ii) The First National Bank of Chicago, a national banking association duly organized and existing under the laws of the United States (the "Property Trustee");
(iii) First Chicago Delaware Inc., a Delaware corporation (the "Delaware Trustee"); and (iv) John W. Pettijohn and David B. Willis (each, an "Administrative Trustee" and with the Property Trustee and the Administrative Trustees, the "Trustees"). The Depositor and the Trustees hereby agree as follows:


                 1. The trust created hereby shall be known as Texas Instruments Financial Trust, in which name the Trustees, or the Depositor to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

                 2. The Depositor hereby assigns, transfers, conveys and sets over to the Trust the sum of $10. The Trustees hereby acknowledge receipt of such amount in trust from the Depositor, which amount shall constitute the initial trust estate. The Trustees hereby declare that they will hold the trust estate in trust for the Depositor. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. Section 3801 et seq. (the "Business Trust Act"), and that this document constitutes the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in accordance with the provisions of the Business Trust Act.

                 3. The Depositor and the Trustees will enter into an amended and restated Trust Agreement, satisfactory to each such party and substantially in the form included as Exhibit 4(d) to the 1933 Act Registration Statement (as defined below), to provide for the contemplated operation of the Trust created hereby and the issuance of the Preferred Securities and Common Securities referred to therein. Prior to the execution and delivery of such amended and restated Trust Agreement, the Trustees shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise.

                 4. The Depositor and the Trustees hereby authorize and direct the Depositor, as the sponsor of the Trust, (i) to file with the Securities and Exchange Commission (the "Commission") and execute, in each case on behalf of the Trust, (a) the Registration Statement on Form S-3 (the "1933 Act Registration Statement"), including any pre-effective or post-effective amendments to such 1933 Act Registration Statement (including the prospectus and the exhibits contained therein), relating to the registration under the Securities Act of 1933, as amended, of the Preferred Securities of the Trust and certain other securities and (b) a Registration Statement on Form 8-A (the "1934 Act


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Registration Statement") (including all pre-effective and post-effective amendments thereto) relating to the registration of the Preferred Securities of the Trust under Section 12 of the Securities Exchange Act of 1934, as amended,
(ii) to file with one or more national securities exchanges (each, an "Exchange") or the National Association of Securities Dealers ("NASD") and execute on behalf of the Trust a listing application or applications and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Preferred Securities to be listed on any such Exchange or the NASD's Nasdaq National Market ("NASDAQ"),
(iii) to file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as the Depositor, on behalf of the Trust, may deem necessary or desirable to register the Preferred Securities under the securities or "Blue Sky" laws, (iv) to execute on behalf of the Trust such Underwriting Agreements with one or more underwriters relating to the offering of the Preferred Securities as the Depositor, on behalf of the Trust, may deem necessary or desirable. In the event that any filing referred to in clauses (i), (ii) and (iii) above is required by the rules and regulations of the Commission, any Exchange, the NASD or state securities or Blue Sky laws, to be executed on behalf of the Trust by a Trustee, either Administrative Trustee, in his capacity as an Administrative Trustee of the Trust, is hereby authorized and directed to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that The First National Bank of Chicago and First Chicago Delaware Inc., in their capacities as Trustees of the Trust, shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the Commission, the New York Stock Exchange or any other national stock exchange or state securities or Blue Sky laws. In connection with all of the foregoing, the Depositor and each Trustee, solely in its capacity as Trustee of the Trust hereby constitutes and appoints John W. Pettijohn and David B. Willis and each of them, as his or its, as the case may be, true and lawful attorneys-in-fact and agents, and each of them with full power of substitution and resubstitution, for the undersigned to execute on behalf of the Trust any and all of the foregoing.

                 5. This Trust Agreement may be executed in one or more counterparts.

                 6. The number of Trustees initially shall be four (4) and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Depositor which may increase or decrease the number of Trustees; provided, however, that to the extent required by the Business Trust Act, one Trustee shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable Delaware law. Subject to the foregoing, the Depositor is entitled to appoint or remove without cause any Trustee at any time. The Trustees may resign upon thirty days' prior notice to the Depositor.


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                 7.       This Trust Agreement shall be governed by, and
construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).

                    (Remainder of Page Intentionally Blank)





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                 IN WITNESS WHEREOF, the parties hereto have caused this Trust
Agreement to be duly executed as of the day and year first above written.


                                      TEXAS INSTRUMENTS INCORPORATED,
                                        as Depositor



                                      By: /s/  WILLIAM A. AYLESWORTH
                                          ---------------------------------
                                          Name: William A. Aylesworth
                                          Title: Senior Vice President,
                                                 Treasurer and Chief
                                                 Financial Officer


                                      By: /s/  JOHN W. PETTIJOHN
                                          -----------------------------------
                                               John W. Pettijohn,
                                           as Administrative Trustee



                                      By: /s/  DAVID B. WILLIS
                                          ---------------------------------
                                               David B. Willis
                                          as Administrative Trustee


                                      The First National Bank of Chicago,
                                        as Property Trustee


                                      By: /s/  STEVEN M. WAGNER
                                          ---------------------------------
                                          Name: Steven M. Wagner
                                          Title: Vice President


                                      First Chicago Delaware Inc.,
                                        as Delaware Trustee


                                      By: /s/  L. DILLARD
                                          ---------------------------------
                                          Name: L. Dillard
                                          Title: Vice President





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